Exhibit 99.1

TRI POINTE GROUP, INC. REPORTS 2015 THIRD QUARTER RESULTS

-Reports Net Income of $50.2 Million, or $0.31 per Diluted Share for the Quarter-

-New Home Orders up 24% and New Home Deliveries up 35% for the Quarter-

-Homebuilding Gross Margin increase to 21.0% for the Quarter-

-Selling, General and Administrative Expenses decrease to 8.8% of Home Sales Revenue for the Quarter-

Irvine, California, November 6, 2015 /Business Wire/ – TRI Pointe Group, Inc. (NYSE: TPH) today announced results for the third quarter ended September 30, 2015.

On July 7, 2014, TRI Pointe consummated the merger with Weyerhaeuser Real Estate Company (“WRECO”).  The merger was accounted for as a “reverse acquisition” of TRI Pointe by WRECO.  As a result, legacy TRI Pointe’s financial results are only included in the combined company’s financial statements from the closing date forward and are not reflected in the combined company’s historical financial statements.  Accordingly, legacy TRI Pointe’s financial results are not included in the Generally Accepted Accounting Principles (“GAAP”) results for the periods prior to July 7, 2014 included in this press release.

Results and Operational Data for Third Quarter 2015 and Comparisons to Third Quarter 2014

•	Net income available to common shareholders was $50.2 million, or $0.31 per diluted share compared to $11.0 million, or $0.07 per diluted share
•	New home orders increased to 996 compared to 803, an increase of 24%
•	Active selling communities averaged 120.8 compared to 107.0
o	New home orders per average selling community were 8.2 orders (2.7 monthly) compared to 7.5 orders (2.5 monthly), an increase of 10%
o	Cancellation rate decreased to 16% compared to 18%
•	Backlog units of 1,856 homes with a dollar value increase of 28%, to approximately $1.1 billion
o	Average sales price in backlog of $598,000
•	Home sales revenue of $642.4 million, an increase of 36%
o	New homes deliveries of 1,138, up 35%
o	Average sales price of homes delivered of $564,000
•	Homebuilding gross margin percentage of 21.0%
o	Excluding interest, impairments and lot option abandonments, adjusted homebuilding gross margin percentage was 23.1%*
•	SG&A expense as a percentage of homes sales revenue improved to 8.8% compared to 10.5%
•	Ratios of debt and net debt to capital of 44.1% and 42.2%*, respectively, as of September 30 2015
•	Cash of $97.0 million and availability under unsecured revolving credit facility of $192.4 million

* See “Reconciliation of Non-GAAP Financial Measures”

“TRI Pointe Group delivered another strong quarter marked by year-over-year growth in revenues, net income and orders”, commented Chief Executive Officer Doug Bauer.  “In addition, the Company’s third quarter results met or exceeded our guidance for new home deliveries, homebuilding gross margins and community openings.  These achievements are a reflection of TRI Pointe Group’s success in combining and integrating the six homebuilding brands, and the strength of the deeply experienced operating teams in each of their local markets.”

GAAP Third quarter 2015 operating results

Net income available to common shareholders was $50.2 million, or $0.31 per diluted share in the third quarter of 2015, compared to net income of $11.0 million, or $0.07 per diluted share for the third quarter of 2014.  The improvement in net income available to common shareholders was primarily driven by an increase of $48.4 million in home sales gross margin due to higher home sales revenue resulting from a 35% increase in new home deliveries in addition to a savings of $21.7 million related to restructuring and transaction related expenses incurred in the prior year.  This was offset by current year increases in the Company’s provision for income taxes of $22.0 million and higher SG&A costs of $7.5 million.

Home sales revenue increased $170.6 million to $642.4 million for the third quarter of 2015, as compared to $471.8 million for the same period in 2014.  The increase was attributable to a 35% increase in new home deliveries to 1,138 and a 1% increase in the Company's average sales price of homes delivered to $564,000.  New home deliveries increased at all six of our reporting segments with the highest increase at TRI Pointe Homes, which was up 140 units, or 89% compared to the prior year, while delivering at an average sales price of $752,000.

New home orders increased 24% to 996 homes for the third quarter of 2015, as compared to 803 homes for the same period in 2014.  Average active selling communities increased to 120.8 as compared to 107.0 for the same period in the prior year, mainly due to TRI Pointe Homes which increased average active selling communities by 12.3 in the current year. The Company’s overall quarterly absorption rate per average selling community for the three months ended September 30 2015 increased 10% to 8.2 orders (2.7 monthly) compared to 7.5 orders (2.5 monthly) during the same period in 2014.

The Company ended the quarter with 1,856 homes in backlog, representing approximately $1.1 billion in future home sales revenue. The average sales price of homes in backlog as of September 30, 2015 decreased $6,000, or 1%, to $598,000 compared to $604,000 at September 30 2014.

Homebuilding gross margin percentage for the third quarter of 2015 increased to 21.0% compared to 18.3% for the same period in 2014 and increased sequentially from 20.0% during the second quarter of 2015.  Excluding interest and impairments and lot option abandonments in cost of home sales, adjusted homebuilding gross margin percentage was 23.1%* for the third quarter of 2015 versus 20.0%* for the same period in 2014.

Selling, general and administrative expense for the third quarter of 2015 improved to 8.8% of home sales revenue as compared to 10.5% for the same period in 2014.  The decrease in the selling, general and administrative expense ratio was primarily attributable to increased home sales revenue.

“While California continues to be the main driver of earnings for our Company, each of the TRI Pointe brands continues to make solid contributions to the bottom line”, said Tom Mitchell, TRI Pointe Group’s President and Chief Operating Officer.  “We are extremely pleased with the level of execution demonstrated by each of our brands.”

* See “Reconciliation of Non-GAAP Financial Measures”

Outlook

For the fourth quarter of 2015, the Company anticipates delivering approximately 75% - 80% of its 1,856 units in backlog as of September 30, 2015.  The Company anticipates expanding homebuilding gross margin for the fourth quarter sequentially from the third quarter and ending with a full year 2015 homebuilding gross margin of approximately 21%.  Finally, the Company is reiterating its full year 2015 outlook for earnings per diluted share to a range of $1.15 to $1.30.

Earnings Conference Call

The Company will host a conference call via live webcast for investors and other interested parties beginning at 10:00 a.m. Eastern Time on Friday, November 6, 2015.  The call will be hosted by Doug Bauer, Chief Executive Officer, Tom Mitchell, Chief Operating Officer and Mike Grubbs, Chief Financial Officer.

Interested parties can listen to the call live on the internet through the Investor Relations section of the Company’s website at www.TRIPointeGroup.com. Listeners should go to the website at least 15 minutes prior to the call to download and install any necessary audio software.  The call can also be accessed by dialing 1-877-407-3982 for domestic participants or 1-201-493-6780 for international participants. Participants should ask for the TRI Pointe Group Third Quarter 2015 Earnings Conference Call. Those dialing in should do so at least ten minutes prior to the start. The replay of the call will be available for two weeks following the call.

To access the replay, the domestic dial-in number is 1-877-870-5176, the international dial-in number is 1-858-384-5517, and the pass code is 13614256.  An archive of the webcast will be available on the Company’s website for a limited time.

About TRI Pointe Group, Inc.

Headquartered in Irvine, California, TRI Pointe Group, Inc. (NYSE: TPH) is one of the top ten largest public homebuilders by equity market capitalization in the United States. The company designs, constructs and sells premium single-family homes through its portfolio of six quality brands across eight states, included Maracay Homes in Arizona; Pardee Homes in California and Nevada; Quadrant Homes in Washington; Trendmaker Homes in Texas; TRI Pointe Homes in California and Colorado; and Winchester Homes in Maryland and Virginia. Additional information is available at www.tripointegroup.com.

Forward-Looking Statements

Various statements contained in this presentation, including those that express a belief, expectation or intention, as well as those that are not statements of historical fact, are forward-looking statements.  These forward-looking statements may include projections and estimates concerning the timing and success of specific projects, our ability to achieve the anticipated benefits of the Weyerhaeuser Real Estate Company (WRECO) transaction and our future production, operational and financial results, financial condition, prospects, and capital spending.  Our forward-looking statements are generally accompanied by words such as “anticipate,” “believe,” “estimate,” “goal,” “expect,” “intend,” “project,” “potential,” “plan,” “predict,”  “will,” or other words that convey future events or outcomes.  The forward-looking statements in this presentation speak only as of the date of this presentation, and we disclaim any obligation to update these statements unless required by law, and we caution you not to rely on them unduly.  These forward-looking statements are inherently subject to significant business, economic, competitive, regulatory and other risks, contingencies and uncertainties, most of which are difficult to predict and many of which are beyond our control.  The following factors, among others, may cause our actual results, performance or achievements to differ materially from any future results, performance or achievements expressed or implied by these forward-looking statements: the effect of general economic conditions, including employment rates, housing starts, interest rate levels, availability of financing for home mortgages and strength of the U.S. dollar; market demand for our products, which is related to the strength of the various U.S. business segments and U.S. and international economic conditions; levels of competition; the successful execution of our internal performance plans, including restructuring and cost reduction initiatives; global economic conditions; raw material prices; oil and other energy prices; the effect of weather, including the continuing drought in California; the risk of loss from earthquakes, volcanoes, fires, floods, droughts, windstorms, hurricanes, pest infestations and other natural disasters; transportation costs; federal and state tax policies; the effect of land use, environment and other governmental regulations; legal proceedings; risks relating to any unforeseen changes to or effects on liabilities, future capital expenditures, revenues, expenses, earnings, synergies, indebtedness, financial condition, losses and future prospects; the risk that disruptions from the WRECO transaction will harm our business; our ability to achieve the benefits of the WRECO transaction in the estimated amount and the anticipated timeframe, if at all; our ability to integrate WRECO successfully and to achieve the anticipated synergies therefrom; changes in accounting principles; risks related to unauthorized access to our computer systems, theft of our customers’ confidential information or other forms of cyber-attack; our relationship, and actual and potential conflicts of interest, with Starwood Capital Group or its affiliates; and additional factors discussed under the sections captioned “Risk Factors” included in our annual and quarterly reports filed with the Securities and Exchange Commission (“SEC”).  The foregoing list is not exhaustive.  New risk factors may emerge from time to time and it is not possible for management to predict all such risk factors or to assess the impact of such risk factors on our business.

Investor Relations Contact:

Chris Martin, TRI Pointe Group

Drew Mackintosh, Mackintosh Investor Relations

InvestorRelations@TRIPointeGroup.com, 949-478-8696

Media Contact:

Carol Ruiz, cruiz@newgroundco.com, 310-437-0045

KEY OPERATIONS AND FINANCIAL DATA

(dollars in thousands)

(unaudited)

	Three Months Ended			Nine Months Ended
	September 30,			September 30,
	2015	2014	Change	2015	2014	Change
Operating Data:
Home sales	$642,352	$471,801	$170,551	$1,443,855	$1,023,312	$420,543
Homebuilding gross margin	$134,809	$86,401	$48,408	$294,664	$203,935	$90,729
Homebuilding gross margin %	21.0%	18.3%	2.7%	20.4%	19.9%	0.5%
Adjusted homebuilding gross margin %*	23.1%	20.0%	3.0%	22.4%	21.6%	0.8%
Land and lot gross margin	$1,425	$3,233	$(1,808)	$57,042	$6,204	$50,838
Land and lot gross margin %	29.2%	58.3%	(29.0)%	76.7%	17.0%	59.7%
SG&A expense	$56,821	$49,344	$7,477	$162,219	$130,236	$31,983
SG&A expense as a % of home sales	8.8%	10.5%	(1.7)%	11.2%	12.7%	(1.5)%
Net income available to common shareholders	$50,162	$10,965	$39,197	$120,389	$42,771	$77,618
Adjusted EBITDA*	$99,135	$57,433	$41,702	$233,079	$146,816	$86,263
Interest incurred	$15,454	$15,129	$325	$45,779	$25,718	$20,061
Interest expense, net of interest capitalized	$—	$290	$(290)	$—	$2,731	$(2,731)
Interest in cost of home sales	$13,189	$7,702	$5,487	$27,540	$16,342	$11,198

Other Data:
Net new home orders	996	803	193	3,428	2,233	1,195
New homes delivered	1,138	842	296	2,604	1,978	626
Average selling price of homes delivered	$564	$560	$4	$554	$517	$37
Average selling communities (QTD)	120.8	107.0	13.8	N/A	N/A	N/A
Average selling communities (YTD)	N/A	N/A	N/A	117.4	98.5	18.9
Selling communities at end of period	118	106	12	N/A	N/A	N/A
Cancellation rate	16%	18%	(2)%	14%	16%	(2)%
Backlog (estimated dollar value)	$1,109,867	$870,365	$239,502
Backlog (homes)	1,856	1,440	416
Average selling price in backlog	$598	$604	$(6)

				September 30,	December 31,
				2015	2014	Change
Balance Sheet Data:
Cash and cash equivalents				$96,993	$170,629	$(73,636)
Real estate inventories				$2,576,402	$2,280,183	$296,219
Lots owned or controlled				28,240	29,718	(1,478)
Homes under construction (1)				2,789	1,887	902
Debt				$1,245,621	$1,162,179	$83,442
Stockholder equity				$1,576,176	$1,454,180	$121,996
Book capitalization				$2,821,797	$2,616,359	$205,438
Ratio of debt-to-capital				44.1%	44.4%	(0.3)%
Ratio of net debt-to-capital*				42.2%	40.5%	1.6%

(1)	Homes under construction includes completed homes
*	See “Reconciliation of Non-GAAP Financial Measures”

CONSOLIDATED BALANCE SHEETS

(in thousands, except share amounts)

	September 30,	December 31,
	2015	2014
Assets	(unaudited)
Cash and cash equivalents	$96,993	$170,629
Receivables	32,921	20,118
Real estate inventories	2,576,402	2,280,183
Investments in unconsolidated entities	17,340	16,805
Goodwill and other intangible assets, net	162,162	162,563
Deferred tax assets	141,479	157,821
Other assets	84,516	105,405
Total assets	$3,111,813	$2,913,524

Liabilities
Accounts payable	$67,747	$68,860
Accrued expenses and other liabilities	210,707	210,009
Unsecured revolving credit facility	349,392	260,000
Seller financed loans	7,572	14,677
Senior notes	888,657	887,502
Total liabilities	1,524,075	1,441,048
Commitments and contingencies

Equity
Stockholders' Equity:
Preferred stock, $0.01 par value, 50,000,000 shares authorized; no shares issued and outstanding at September 30, 2015 and December 31, 2014, respectively	—	—
Common stock, $0.01 par value, 500,000,000 shares authorized; 161,813,750 and 161,355,490 shares issued and outstanding at September 30, 2015 and December 31, 2014, respectively	1,618	1,614
Additional paid-in capital	907,762	906,159
Retained earnings	666,796	546,407
Total stockholders' equity	1,576,176	1,454,180
Noncontrolling interests	11,562	18,296
Total equity	1,587,738	1,472,476
Total liabilities and equity	$3,111,813	$2,913,524

CONSOLIDATED STATEMENT OF OPERATIONS

(unaudited)

(in thousands, except share and per share amounts)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2015	2014	2015	2014
Revenues:
Home sales	$642,352	$471,801	$1,443,855	$1,023,312
Land and lot sales	4,876	5,550	74,366	36,449
Other operations	913	569	2,695	8,854
Total revenues	648,141	477,920	1,520,916	1,068,615

Expenses:
Cost of home sales	507,543	385,400	1,149,191	819,377
Cost of land and lot sales	3,451	2,317	17,324	30,245
Other operations	570	556	1,724	2,755
Sales and marketing	30,038	28,393	78,958	73,096
General and administrative	26,783	20,951	83,261	57,140
Restructuring charges	2,010	7,024	2,730	9,202
Total expenses	570,395	444,641	1,333,188	991,815
Income from operations	77,746	33,279	187,728	76,800
Equity in loss of unconsolidated entities	(3)	(82)	(84)	(219)
Transaction expenses	—	(16,710)	—	(17,216)
Other income (loss), net	47	499	272	(242)
Income before income taxes	77,790	16,986	187,916	59,123
Provision for income taxes	(28,021)	(6,021)	(66,088)	(16,352)
Net income	49,769	10,965	121,828	42,771
Net (income) loss attributable to noncontrolling interests	393	—	(1,439)	—
Net income available to common shareholders	$50,162	$10,965	$120,389	$42,771

Earnings per share
Basic	$0.31	$0.07	$0.74	$0.31
Diluted	$0.31	$0.07	$0.74	$0.31
Weighted average shares outstanding
Basic	161,772,893	158,931,450	161,651,177	139,550,891
Diluted	162,366,744	159,158,706	162,299,282	140,213,655

MARKET DATA BY REPORTING SEGMENT & STATE

(dollars in thousands)

(unaudited)

	Three Months Ended September 30,				Nine Months Ended September 30,
	2015		2014		2015		2014
	Homes	Avg. Selling	Homes	Avg. Selling	Homes	Avg. Selling	Homes	Avg. Selling
	Delivered	Price	Delivered	Price	Delivered	Price	Delivered	Price
New Homes Delivered:
Maracay Homes	131	$386	94	$397	307	$380	286	$376
Pardee Homes	314	543	277	468	724	506	658	480
Quadrant Homes	117	406	74	437	297	426	219	405
Trendmaker Homes	163	495	135	516	394	512	404	492
TRI Pointe Homes	298	752	158	781	611	756	158	781
Winchester Homes	115	599	104	763	271	631	253	747
Total	1,138	$564	842	$560	2,604	$554	1,978	$517

	Three Months Ended September 30,				Nine Months Ended September 30,
	2015		2014		2015		2014
	Homes	Avg. Selling	Homes	Avg. Selling	Homes	Avg. Selling	Homes	Avg. Selling
	Delivered	Price	Delivered	Price	Delivered	Price	Delivered	Price
New Homes Delivered:
California	462	$720	350	$635	969	$700	633	$590
Colorado	51	512	15	429	128	488	15	429
Maryland	58	483	42	556	120	528	114	624
Virginia	57	716	62	904	151	714	139	847
Arizona	131	386	94	397	307	380	286	376
Nevada	99	361	70	348	238	368	168	354
Texas	163	495	135	516	394	512	404	492
Washington	117	406	74	437	297	426	219	405
Total	1,138	$564	842	$560	2,604	$554	1,978	$517

MARKET DATA BY REPORTING SEGMENT & STATE, continued

(unaudited)

	Three Months Ended September 30,				Nine Months Ended September 30,
	2015		2014		2015		2014
	New	Average	New	Average	New	Average	New	Average
	Home	Selling	Home	Selling	Home	Selling	Home	Selling
	Orders	Communities	Orders	Communities	Orders	Communities	Orders	Communities
Net New Home Orders:
Maracay Homes	150	17.2	88	17.3	495	17.3	313	16.4
Pardee Homes	291	25.0	264	21.3	954	22.8	793	20.3
Quadrant Homes	87	11.8	82	12.3	353	10.8	286	12.8
Trendmaker Homes	125	25.0	127	24.8	381	26.0	436	23.5
TRI Pointe Homes	234	28.3	152	16.0	935	27.0	152	6.4
Winchester Homes	109	13.5	90	15.3	310	13.5	253	19.1
Total	996	120.8	803	107.0	3,428	117.4	2,233	98.5

	Three Months Ended September 30,				Nine Months Ended September 30,
	2015		2014		2015		2014
	New	Average	New	Average	New	Average	New	Average
	Home	Selling	Home	Selling	Home	Selling	Home	Selling
	Orders	Communities	Orders	Communities	Orders	Communities	Orders	Communities
Net New Home Orders:
California	392	35.5	292	26.3	1,421	33.2	686	18.3
Colorado	34	6.0	31	3.0	168	6.4	31	1.2
Maryland	71	6.0	48	6.3	165	5.8	117	8.2
Virginia	38	7.5	42	9.0	145	7.7	136	10.9
Arizona	150	17.2	88	17.3	495	17.3	313	16.4
Nevada	99	11.8	93	8.0	300	10.2	228	7.2
Texas	125	25.0	127	24.8	381	26.0	436	23.5
Washington	87	11.8	82	12.3	353	10.8	286	12.8
Total	996	120.8	803	107.0	3,428	117.4	2,233	98.5

MARKET DATA BY REPORTING SEGMENT & STATE, continued

(dollars in thousands)

(unaudited)

	As of September 30, 2015			As of September 30, 2014
		Backlog	Average		Backlog	Average
	Backlog	Dollar	Selling	Backlog	Dollar	Selling
	Units	Value	Price	Units	Value	Price
Backlog:
Maracay Homes	293	$118,164	$403	143	$57,202	$400
Pardee Homes	448	296,477	662	415	222,929	537
Quadrant Homes	169	79,955	473	163	78,317	480
Trendmaker Homes	205	108,250	528	254	131,611	518
TRI Pointe Homes	567	388,336	685	282	240,872	854
Winchester Homes	174	118,685	682	183	139,434	762
Total	1,856	$1,109,867	$598	1,440	$870,365	$604

	As of September 30, 2015			As of September 30, 2014
		Backlog	Average		Backlog	Average
	Backlog	Dollar	Selling	Backlog	Dollar	Selling
	Units	Value	Price	Units	Value	Price
Backlog:
California	770	$577,053	$749	523	$393,876	$753
Colorado	124	62,445	504	51	22,657	444
Maryland	98	59,200	604	72	46,001	639
Virginia	76	59,485	783	111	93,433	842
Arizona	293	118,164	403	143	57,202	400
Nevada	121	45,315	375	123	47,269	384
Texas	205	108,250	528	254	131,611	518
Washington	169	79,955	473	163	78,316	480
Total	1,856	$1,109,867	$598	1,440	$870,365	$604

MARKET DATA BY REPORTING SEGMENT & STATE, continued

	September 30,	December 31,
	2015	2014
Lots Owned or Controlled:	(unaudited)
Maracay Homes	1,798	1,985
Pardee Homes	17,075	17,639
Quadrant Homes	1,422	1,544
Trendmaker Homes	1,976	2,073
TRI Pointe Homes	3,393	3,726
Winchester Homes	2,576	2,751
Total	28,240	29,718

	September 30,	December 31,
	2015	2014
Lots Owned or Controlled:	(unaudited)
California	17,939	18,842
Colorado	607	639
Maryland	1,883	2,048
Virginia	693	703
Arizona	1,798	1,985
Nevada	1,922	1,884
Texas	1,976	2,073
Washington	1,422	1,544
Total	28,240	29,718

	September 30,	December 31,
	2015	2014
Lots by Ownership Type:	(unaudited)
Lots owned	25,484	25,535
Lots controlled (1)	2,756	4,183
Total	28,240	29,718

(1)	As of September 30, 2015 and December 31, 2014, lots controlled included lots that were under land option contracts or purchase contracts.

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES

(unaudited)

In this earnings release, we utilize certain financial measures that are non-GAAP financial measures as defined by the Securities and Exchange Commission. We present these measures because we believe they and similar measures are useful to management and investors in evaluating the Company’s operating performance and financing structure. We also believe these measures facilitate the comparison of our operating performance and financing structure with other companies in our industry. Because these measures are not calculated in accordance with Generally Accepted Accounting Principles (“GAAP”), they may not be comparable to other similarly titled measures of other companies and should not be considered in isolation or as a substitute for, or superior to, financial measures prepared in accordance with GAAP.

The following table reconciles homebuilding gross margin percentage, as reported and prepared in accordance with GAAP, to the non-GAAP measure adjusted homebuilding gross margin percentage. We believe this information is meaningful as it isolates the impact that leverage has on homebuilding gross margin and permits investors to make better comparisons with our competitors, who adjust gross margins in a similar fashion.

	Three Months Ended September 30,
	2015	%	2014	%
	(dollars in thousands)
Home sales	$642,352	100.0%	$471,801	100.0%
Cost of home sales	507,543	79.0%	385,400	81.7%
Homebuilding gross margin	134,809	21.0%	86,401	18.3%
Add: interest in cost of home sales	13,189	2.1%	7,702	1.6%
Add: impairments and lot option abandonments	366	0.1%	490	0.1%
Adjusted homebuilding gross margin	$148,364	23.1%	$94,593	20.0%
Homebuilding gross margin percentage	21.0%		18.3%
Adjusted homebuilding gross margin percentage	23.1%		20.0%

	Nine Months Ended September 30,
	2015	%	2014	%
	(dollars in thousands)
Home sales	$1,443,855	100.0%	$1,023,312	100.0%
Cost of home sales	1,149,191	79.6%	819,377	80.1%
Homebuilding gross margin	294,664	20.4%	203,935	19.9%
Add: interest in cost of home sales	27,540	1.9%	16,342	1.6%
Add: impairments and lot option abandonments	1,593	0.1%	897	0.1%
Adjusted homebuilding gross margin	$323,797	22.4%	$221,174	21.6%
Homebuilding gross margin percentage	20.4%		19.9%
Adjusted homebuilding gross margin percentage	22.4%		21.6%

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES (continued)

(unaudited)

The following table reconciles the Company’s ratio of debt-to-capital to the ratio of net debt-to-capital. We believe that the ratio of net debt-to-capital is a relevant financial measure for management and investors to understand the leverage employed in our operations and as an indicator of the Company’s ability to obtain financing.

	September 30,	December 31,
	2015	2014
	(dollars in thousands)
Unsecured revolving credit facility	$349,392	$260,000
Seller financed loans	7,572	14,677
Senior Notes	888,657	887,502
Total debt	1,245,621	1,162,179
Stockholders' equity	1,576,176	1,454,180
Total capital	$2,821,797	$2,616,359
Ratio of debt-to-capital(1)	44.1%	44.4%

Total debt	$1,245,621	$1,162,179
Less: Cash and cash equivalents	(96,993)	(170,629)
Net debt	1,148,628	991,550
Stockholders' equity	1,576,176	1,454,180
Total capital	$2,724,804	$2,445,730
Ratio of net debt-to-capital(2)	42.2%	40.5%
(1)	The ratio of debt-to-capital is computed as the quotient obtained by dividing debt by the sum of debt plus equity.
(2)

The ratio of net debt-to-capital is computed as the quotient obtained by dividing net debt (which is debt less cash and cash equivalents) by the sum of net debt plus equity. The most directly comparable GAAP financial measure is the ratio of debt-to-capital.

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES (continued)

(unaudited)

The following table calculates the non-GAAP measures of EBITDA and Adjusted EBITDA and reconciles those amounts to net income (loss), as reported and prepared in accordance with GAAP. EBITDA means net income (loss) before (a) interest expense, (b) income taxes, (c) depreciation and amortization, (d) expensing of previously capitalized interest included in costs of home sales and (e) amortization of stock-based compensation. Adjusted EBITDA means EBITDA before (f) restructuring expenses (g) impairment and lot option abandonments and (h) transaction related expenses. Other companies may calculate EBITDA and Adjusted EBITDA (or similarly titled measures) differently. We believe EBITDA and Adjusted EBITDA are useful measures of the Company’s ability to service debt and obtain financing.

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2015	2014	2015	2014
	(in thousands)
Net income available to common shareholders	$50,162	$10,965	$120,389	$42,771
Interest expense:
Interest incurred	15,454	15,129	45,779	25,718
Interest capitalized	(15,454)	(14,839)	(45,779)	(22,987)
Amortization of interest in cost of sales	13,339	7,835	28,019	40,451
Provision for income taxes	28,021	6,021	66,088	16,352
Depreciation and amortization	2,244	4,489	5,414	10,719
Amortization of stock-based compensation	2,994	3,547	8,536	6,250
EBITDA	96,760	33,147	228,446	119,274
Restructuring charges	2,010	7,024	2,730	9,202
Impairments and lot abandonments	365	552	1,903	1,124
Transaction expenses	—	16,710	—	17,216
Adjusted EBITDA	$99,135	$57,433	$233,079	$146,816